Calculation of Filing Fee Tables
S-8
Blackstone Digital Infrastructure Trust Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	5,035,000	$ 20.00	$ 100,700,000.00	0.0001381	$ 13,906.67
Total Offering Amounts:						$ 100,700,000.00		$ 13,906.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,906.67
Offering Note
[1]	(a) Covers shares of common stock, $0.01 par value per share, of Blackstone Digital Infrastructure Trust Inc. ("Common Stock") issuable under the Blackstone Digital Infrastructure Trust Inc. Stock Incentive Plan (the "Stock Incentive Plan"). (b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates also covers an indeterminate number of additional shares of Common Stock, which may be offered and issued under the Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions. (c) Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on a price of $20.00 per share, which is the assumed initial public offering price per share of Common Stock for the Registrant's initial public offering of Common Stock pursuant to the Registrant's Registration Statement on Form S-11 (File No. 333-294977).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources